Exhibit 99.1

Digital Angel Merger Complete; Joseph J. Grillo Announced as New CEO to Lead Company

New Company Trades on Nasdaq Under Symbol DIGA

Merger Eliminates More Than $2 Million of Costs Annually

DELRAY BEACH, FL and SOUTH ST. PAUL, MN – January 2, 2008 –Digital Angel (NASDAQ: DIGA), an advanced technology company in the field of rapid and accurate identification, location tracking and condition monitoring of high-value assets, today announced that on December 28 it completed the merger between Applied Digital Solutions, Inc. (formerly NASDAQ: ADSX) and Digital Angel Corporation (formerly AMEX: DOC). The newly combined company will do business as Digital Angel and trades on the Nasdaq Capital Market under the symbol “DIGA.” The board of directors has unaninimously selected Joseph J. Grillo as the new Chief Executive Officer to lead the combined company and join its board of directors. Grillo, an RFID industry veteran, is the former President and Chief Executive Officer of the Global Technologies Division of Assa Abloy, AB, a publicly held global manufacturer in the security and lock industry.

Prior to being named to head up Assa Abloy’s Global Tech Division, Grillo formed and was responsible for the sales growth of the Identification Technology business unit, combining several disparate RFID and smart card businesses into an integrated world wide sales leader servicing several vertical markets with security based card, transponder and reader products. Grillo was a long-time executive and early founder of HID Global Corp., which he joined in 1993 as National Sales Manager. He later went on to assume the positions of VP of Sales, VP of Sales and Marketing and eventually COO in charge of the international sales organizations for HID. This led up to the sale of HID to current owner Assa Abloy in January 2001, upon which Grillo was named president of HID. During the 1993 to 2000 time period, Grillo led HID sales organization in growing the company from $3 million to $92 million in annual sales.

A recognized industry leader, Grillo has held positions with progressively increasing levels of responsibility at a number of industry leaders. From 1981 to 1993, he held sales and general management roles with major industry players including Security Specialists (acquired by TYCO), National Control Systems (acquired by ITI, now part of GE) and Kidde Automated Systems (eventually acquired by TYCO).

Grillo will focus particularly on future profitability, improved operational effectiveness including cash flow and debt reduction, and defining a clear strategy for the newly combined company.

Grillo, new Chief Executive Officer of Digital Angel, stated: “I am thrilled to join a company that has reached a turning point in its history and is on the cusp of capitalizing on a bright future. Through this transaction, we have eliminated the holding company structure, creating what we believe is a less complicated, financially stronger company with substantially reduced overhead costs. By making a fresh start and reinforcing our focus on execution and financial performance, I believe we will be able to attract more institutional investors to the company, thereby stabilizing and enhancing our stock price.”

“We will continue to be a world-class provider of high-quality RFID and GPS solutions to some of the largest markets in the world. In fact, with our lower cost structure and expected revenue growth in 2008, we will be able to invest in our businesses and extend our leading positions in the areas in which we excel. We expect significant organic growth and also see exciting opportunities for acquisitions as we look to grow the company for the future and improve upon our strengths,” Grillo continued.

Barry M. Edelstein, former interim President and Chief Executive Officer of DOC said, “Selecting Joe to lead this company was the result of an extensive search process headed by Korn/Ferry, which provided us the benefit of choosing from among several very strong candidates. Joe has a proven track record of driving significant growth in revenue, EBITDA and cash flow. He is also very experienced with acquisitions and international business.”

As a result of the merger, each outstanding share of DOC’s common stock not owned by Applied Digital was converted into 1.4 shares of common stock of the new company’s stock.

The board of directors of Digital Angel will consist of Mr. Grillo, John R. Block, Barry M. Edelstein, Daniel E. Penni, Dennis G. Rawan, Constance K. Weaver and Michael Zarriello.

Grillo continued, “This transaction gives Applied Digital stockholders direct ownership in DOC and gives DOC stockholders a significant interest in VeriChip Corporation. All in all, we believe this transaction was the right thing for both companies’ stockholders. I see considerable upside as we deliver on our business plan in the near and longer-term. I believe this company is ready for break-out success and I am eager to help us achieve it.”

About Digital Angel

Digital Angel (www.DigitalAngel.com) is a leading provider of radio frequency identification (RFID) and global positioning system (GPS) technologies that enable the rapid and accurate identification, location tracking and condition monitoring of people, animals and high-value assets.  Digital Angel’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and RFID ear tags; and GPS search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts. Digital Angel is the owner of a majority position in VeriChip Corporation (NASDAQ: CHIP).

Forward Looking Statements

Information contained in this document may contain forward-looking statements, including, for example, statements about management expectations, strategic objectives, growth opportunities, business prospects, the announcement of a new chief executive officer to lead the newly combined company, transaction synergies and other benefits of the merger, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Digital Angel’s beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Digital Angel’s control, which affect operations, performance, business strategy and results and could cause actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, the risk that expected synergies and benefits of the merger will not be realized within the expected time frame or at all, our ability to successfully implement our business strategy; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to successfully integrate the businesses of acquired companies; our ability to maintain compliance with the covenants of our credit facilities; our expectation regarding future profitability and liquidity; competitive and economic influences; the degree of success we have in leveraging our brand reputation, reseller network and end-use customer base for our infant protection and wander prevention systems to gain inroads in the emerging market for asset/staff location and identification systems; the rate and extent of the U.S. healthcare industry’s adoption of RFID asset/staff location and identification systems; our ability to become a major player in the food source traceability and safety arena; our ability to successfully develop survival and emergency radios for the military and commercial uses; our reliance on third-party dealers and distributors to successfully market and sell our products; our ability to defend against costly product liability claims and claims that our products infringe the intellectual property rights of others; our ability to comply with current and future regulations relating to our businesses; and our ability to maintain proper and effective internal accounting and financial controls. Additional information about these and other risk factors that could affect Digital Angel’s businesses is set forth in Digital Angel’s Form 10-K, Form 10-Q and other filings with the SEC and is set forth in Applied Digital’s Form 10-K, Form 10-Q and other filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Digital Angel’s ability to control or predict. Digital Angel undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:	Digital Angel Allison Tomek (561) 805-8044 atomek@adsx.com